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                                   ECCS, INC.

                    SENIOR STAFF CHANGE IN CONTROL SEVERANCE
                    AND INCENTIVE COMPENSATION PAY AGREEMENT
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     THIS SENIOR STAFF CHANGE IN CONTROL  SEVERANCE AND  INCENTIVE  COMPENSATION
PAY AGREEMENT (the "CICSIPA") is made as of the 28th day of October, 1997, by and between ECCS, Inc., a New Jersey corporation (the "Company"), and PRIYAN GUNERATNE, an employee of the Company (the "Employee"), and supersedes all such CICSIPA agreements.

                                R e c i t a l s:
                                ----------------

     1. The Company is a New Jersey corporation engaged in developing and manufacturing intelligent mass storage subsystems and reselling complementary products procured from third parties and providing related professional services into the non-mainframe, non-mini computer open systems market. The Employee is currently employed by the Company as VICE PRESIDENT OPERATIONS.

     2. The Company and the Employee desire to provide for the payment of severance pay to the Employee in the event of the termination of his or her employment following a change of control or severance from the Company, on the terms and conditions set forth in this Agreement:

                                   Agreement:
                                   ----------

     In consideration of the premises and the mutual covenants and conditions set forth herein, the Company and the Employee agree as follows:

     Section 1.  Operation  of  Agreement.  This  Agreement  shall be  effective
     ------------------------------------
immediately upon its execution, but the provisions hereof shall not be operative unless and until a "Change in Control" (as such term is defined in Section 2) has occurred or severance for other reasons as defined in Section 4. has occurred.

     Section 2. Change in Control. The term "Change in Control" as used in this
     ----------------------------
Agreement shall mean the first to occur of any of the following:

(a) The effective date or date of consummation of any transaction or series of transactions (other than a transaction to which only the Company and one or more of its subsidiaries are parties) pursuant to which the Company:


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CHANGE IN CONTROL SEVERANCE PAY AGREEMENT
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     (i)  becomes a subsidiary of another corporation, or

     (ii) is merged or consolidated with or into another corporation, or

     (iii) engages in an exchange of shares with another corporation, or

     (iv) transfers, sells or otherwise disposes of all or substantially all its assets to a single purchaser (other than the Employee), or a group of purchasers (none of whom is the Employee);

provided, however, that this Subsection (a) shall not be applicable to a transaction or series of transactions in which a majority of the capital stock of the other corporation, following such transaction or series of transactions, is owned or controlled by the holders of a majority of the Company's outstanding capital stock immediately before such sale, transfer or disposition, unless the Chief Executive Officer of such other corporation becomes the Chief Executive Officer of the Company;

(b) The date upon which any person, (other than the Employee), group of associated persons acting in concert (none of whom is the Employee) or corporation becomes a direct or indirect beneficial owner of shares of stock of the Company representing an aggregate of more than fifty percent (50%) of the votes then entitled to be cast at an election of directors of the Company; provided however, that this Subsection (b) shall not be applicable to a transaction or series of transactions in which the entity acquiring such ownership in excess of fifty percent (50%) is a person or entity who is eligible, pursuant to Rule 13d-1(b) under the Securities Exchange Act of 1934, as amended, to file a statement on Schedule 13G with respect to its beneficial ownership of the Company's capital stock, whether or not such person or entity shall have filed a schedule 13G, unless such person or entity shall have filed a Schedule 13D with respect to beneficial ownership of fifteen (15%) or more of the Company's capital stock; and provided, further, that the acquisition of shares in a bona fide public
     --------   -------                                         ---------
     offering or private placement of securities by an investor who is acquiring such shares for passive investment purposes only shall not constitute a "Change in Control."

(c) The date upon which the persons who were members of the Board of Directors of the Company as of October 28, 1997 (the Original Directors) cease to constitute a majority of the Board of Directors; provided, however, that any new Director whose nomination or selection has been approved by the affirmative vote of at least five of the Original Directors then in office shall also be deemed an Original Director.

     Section 3. Severance Pay Upon  Termination  by Company  Without cause or By
     ---------------------------------------------------------------------------
Employee  for Cause.  If,  during the one year  period  immediately  following a
-------------------
Change in Control, the Employee's employment with the Company is terminated either:


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CHANGE IN CONTROL SEVERANCE PAY AGREEMENT
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(a)  By the Company for no reason or for any reason other than the  dishonest or willful misconduct of the Employee, including, but not limited to, theft of or other unauthorized personal use of the Employer's funds or other property; or

(b)  Due to the death or disability of the Employee; or

(c)  By the Employee as a result of, or within 30 days of the following:

     (i) a reduction in his or her rate of regular compensation from the Company to an amount below the rate of his or her regular compensation as in effect immediately prior to the Change in Control;

     (ii) a requirement that the Employee relocate to a location more than thirty-five (35) miles from the Employee's office location with the Company immediately prior to the Change in Control;

     (iii)a change in duties or job responsibilities from those as in effect immediately prior to the Change in Control, which change results in the diminution of the Employee's status, authority and duties, except for such subordination in duties or job responsibilities as may normally be required due to the Company's change from an independent business entity to being a subsidiary or division of another corporate entity;

then the Company shall pay the Employee, within ten (10) days after the effective date of his or her termination, an amount equal to the sum of 12 twelve times (x) the rate of his or her monthly regular compensation as in effect immediately prior to the Change in Control, (y) an amount equal to the value of his or her accrued vacation time up to the maximum of such accrued vacation time then permitted by Company policy, and (z) if such Change in Control occurs prior to the payment of executive incentive bonuses for the year ended December 31, 1997 ("1997") or December 31, 1998, the Company shall calculate the financial results for year on a pro forma basis as set forth in the next sentence and, if a bonus would be payable on the basis of such pro forma financial results, the Employee shall be entitled to a pro rata share of such incentive bonus, if any, calculated as set forth in next sentence. For the purposes of computing any such executive incentive bonus, the executive incentive bonus shall be calculated by taking the revenues and the pre-tax earnings for the last full three months before such termination and dividing them by three (3) and multiplying the result by the number of months then remaining in 1997 and adding the respective results to year-to-date revenues and pre-tax earnings through the end of the month prior to termination, and then dividing such by the fraction of the fiscal year from its beginning to the date of termination. The Company may withhold from any such severance compensation any federal, state, city, county or other taxes.

The Company shall also pay the Employee  insurance  and other  similar  employee

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CHANGE IN CONTROL SEVERANCE PAY AGREEMENT
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benefits until the sooner to occur of twelve months following termination of his or her employment or the date on which the Employee begins employment with an employer other than the Company. In the event that the Employee's continued participation in any such plans for such period is not possible under the general terms and provisions thereof, the Company shall pay to the Employee benefits which are substantially similar in content and value to those which the Employee was entitled under such plans or programs for such period.

     All severance payments are subject to individual signing a non-compete agreement, the term of which to be commensurate with the length of the severance payments.

     Section 4. No Severance Pay Upon Any Other Termination.
     ------------------------------------------------------

a) In the event the employee is dismissed from the business through no fault of his/her own, the following will apply. This would apply for purposes of staff reductions or layoffs as a result of diminished financial conditions or prospects of the Company. The Senior staff member will be entitled to be paid at the Company's option, within ten (10) days after the effective date of his/her termination, (1) regular payroll payments of an amount equal to the sum of six
(6) times the rate of his/her regular monthly compensation OR (2) an amount equal to the sum of six (6) times the rate of his/her monthly regular compensation as in effect immediately prior to the dismissal. Standard benefits apply as covered in the ECCS Employee Policies and Procedures Manual.

b) Should the Senior Staff member be dismissed for documented performance related reasons, the Company will pay the Employee at its option either (1) the full sum of three (3) times the rate of his/her regular monthly compensation within ten (10) days after termination OR (2) regular payroll payments of an amount equal to the sum of three (3) times the rate of his/her regular monthly compensation as in effect immediately prior to the termination and an amount equal to the value of his/her accrued vacation time up to the maximum of such accrued vacation time permitted by Company policy. Standard benefits apply as covered in the ECCS Policies and Procedures Manual.

c) Under no circumstance of any kind will the Company offer severance if the employee has been dishonest or demonstrated willful misconduct on the part of the Employee, including but not limited to theft or other unauthorized personal use of the Company's funds or other property, caused harm or been in violation of the Company's then current Policies and Procedures manual.

     Section 5.  Incentive  Compensation  if Employee  Remains  with the Company
     ---------------------------------------------------------------------------
Until a Change in Control. If the Employee remains employed by the Company until
-------------------------
a Change in Control, then in all events, the Employee shall receive from the Company within ten (10) days after the date of the Change in Control a special incentive bonus equal to either (i) two (2) times the Employee's base monthly compensation in effect at the time, if the consideration paid, net of incentive


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compensation  paid or to be paid to Senior  Staff  under the terms of a CICSIPA, for the Change in Control is less than $6.00 per share, or (ii) four (4) times the Employee's base monthly compensation in effect at the time, if the consideration paid, net of incentive compensation paid or to be paid to Senior Staff under the terms of a CICSIPA, for the Change in Control is more than $6.00 per share.

     Should such Change in Control occur without the acquiring party or parties acquiring 100% of the shares of common stock of ECCS or if an asset purchase less than 100% of the assets of ECCS for the purposes of this Section 5, the consideration received will be grossed up to an amount equal to that which would have resulted had 100% been acquired at the same payment rate.

     Section 6. Entire Obligation.  Payment to the Employee pursuant to Sections
     ----------------------------
3, 4 or 5 of this Agreement shall constitute the entire obligation of the Company to the Employee and full settlement of any claim under law or equity that the Employee might otherwise assert against the Company, or any of its employees, officers or directors on account of the Employee's termination. Payments hereunder shall supersede and extinguish any obligation the Company may have with respect to the Employee pursuant to any employment contract or other agreement for the payment of employment compensation, whether such agreement(s) are in existence now or come into existence hereafter.

     Section 7. No Obligation to Continue  Employment. This  Agreement does not
     ------------------------------------------------
create any obligation on the part of the Company to continue to employ the Employee following a Change in Control or in the absence of a Change in Control.

     Section 8. Term of Agreement.  This Agreement shall terminate and no longer
     ----------------------------
be in effect on the earlier of February 1, 1998, or the date upon which the Employee ceases to be an employee of the Company unless a Change in Control has occurred prior to or on such date. If a Change in Control has occurred, this Agreement shall continue to be effective until the date one year following the Change in Control.

     Section  9.  Severability.  Should any  clause,  portion or section of this
    --------------------------
Agreement be unenforceable or invalid for any reason, such unenforceability or invalidity shall not affect the enforceability or validity of the remainder of the Agreement.

     Section 10.  Assignment:  Successors  in Interest.  This  Agreement,  being
  ----------------------------------------------------
personal to the Employee, may not be assigned by him or her. The terms and conditions of this Agreement shall enure to the benefit of and be binding upon the successors and assigns of the Company, and the heirs, executors and personal representatives of the Employee.

     Section 11. Waiver.  Failure to insist upon strict  compliance  with any of
  ---------------------
the terms,  covenants  or  conditions  of this  Agreement  shall not be deemed a

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waiver  of  such  term,   covenant  or  condition,   nor  shall  any  waiver  or
relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     Section  12.  Governing  Law. This  Agreement  shall  be  governed  by and
   ------------------------------
construed in accordance with the laws of the State of New Jersey applicable in the case of agreements made and to be performed entirely within such State.

     Section 13.  Arbitration. Any  controversy  or claim  arising out of or in
   --------------------------
connection with this Agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect in the State of New Jersey and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in the State of New Jersey. The arbitration award shall include attorneys' fees and costs to the prevailing party.

                              * * * * * * * * * * *


IN WITNESS WHEREOF, this Agreement has been executed by the undersigned as of the date first above written.

ECCS, Inc.


By:  /s/Gregg M. Azcuy
     -------------------------------------
     Gregg M. Azcuy
     President and Chief Executive Officer


                                   ACCEPTED: /s/Priyan Guneratne
                                             -----------------------------
                                             Priyan Guneratne
                                             Vice President Operations


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